Exhibit 99.1
Isaac Mizrahi Selects The Fashion House for
New Footwear Licensing Agreement
LOS ANGELES, Calif., March 17, 2006 — The Fashion House, Inc. (OTCBB: FHHI), announced that it has signed an exclusive licensing agreement with celebrated designer Isaac Mizrahi to develop and distribute footwear under two labels. The deal includes the currently available Isaac Isaac Mizrahi line as well as a new couture collection.
“I’m so excited to get involved with Fashion House. It gives me the opportunity to expand my shoe business with a great partner who shares my goals,” said Isaac Mizhrahi.
The Fashion House will take over the license for the existing Isaac Isaac Mizrahi bridge collection. The line is currently available at retailers including Saks Fifth Avenue, Bergdorf Goodman, Neiman Marcus Catalogue and Internet portal zappos.com and sells for prices between $200 and $300. The Fashion House’s first Isaac Isaac Mizrahi collection will debut to the trade at the Fashion Footwear Association of New York (FFANY) show in June, 2006. The Isaac Mizrahi footwear collection will be a new couture line targeted at premiere upscale stores and will start at $500 retail. That line will launch in 2007.
“The Fashion House is looking forward to a long partnership with Isaac Mizrahi,” said John Hanna, President and CEO of The Fashion House, Inc. “We share the goal of making fashion fun and approachable for all women and know that we will be a successful team. The agreement with Isaac Mizrahi is another important advance in our strategic business plan to build an unparalleled portfolio of exclusive brands for distribution and sale worldwide.”
Isaac Mizrahi, an internationally-known designer, is famous not only for his classic yet playful designs, but also for his work in movies and television. A household name, he currently has his own television show on The Style Network and co-hosts red carpet events on E!.
Mizrahi established his first clothing business in 1987 and has since received three CFDA Designer of the Year awards. In 2003 he launched a collection of women’s sportswear and accessories at Target stores while simultaneously debuting a couture line exclusively for Bergdorf Goodman.
About The Fashion House Inc.
The Fashion House is a design-driven fashion company that harnesses the established value of the world’s most successful brands to bring first-quality women’s footwear and glamour to the mass market through top department stores and other major retail channels. The Fashion House designs, manufactures, and licenses women’s designer footwear for high profile designer brands and footwear categories. The Company has signed exclusive worldwide licensing agreements with a number of global fashion industry leaders — including Bill Blass, Oscar de la Renta, Richard Tyler and Isaac Mizrahi – to develop and design the entire footwear product lines that will bear these valuable brand names. The Fashion House actively pursues new business opportunities and continued growth in an aggressive strategy of acquisitions of sustainable niche brands, optimal penetration of existing sales channels and the expansion of Web-based and other traditional catalog operations. For additional information, visit www.thefashionhouseinc.com.
Forward-Looking Statements
This news release contains “forward-looking statements”. The Company intends forward looking terminology such as “believes”, “expects”, “may”, “will”, “should”, “could”, “anticipates”, “plans” or similar expressions to identify forward-looking statements. All statements in this news release that are not statements of historical fact, including the statements that additional growth is expected, that additional designer licenses are intended to be obtained, that we hope to continue to grow our business by establishing new partnerships with the fashion world’s most famous names, and we intend to expand our distribution, are forward looking statements. Such statements are subject to certain risks and uncertainties which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in the company’s periodic reports filed with the United States Securities and Exchange Commission. The Fashion House assumes no obligation to update these forward-looking statements, and does not intend to do so. This document is not construed to be an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where such an offer would be illegal. No action is being solicited based upon this material. This document is for the general information of potential investors, partners and other interested parties. Opinions expressed are the Company’s current opinions as of the date appearing on this document. No representation is made that the information herein is accurate, or reliable or complete. In fact, readers of this press release are expressly cautioned that the information referenced herein is incomplete because comprehensive disclosures on The Fashion House, Inc., including audited financial statements, have not yet been made.
Contact:
Press Contact
The Fashion House, Inc.
Jennifer Hinkle, (323) 939-3031
jhinkle@thefashionhouseinc.com
or
Trilogy Capital Partners (Financial Communications)
Paul Karon, 800-592-6067
paul@trilogy-capital.com